EXHIBIT (10)-t

THE CHARLES RIVER LABORATORIES, INC.
EXECUTIVE LIFE INSURANCE/
SUPPLEMENTAL RETIREMENT INCOME PLAN


Amended and Restated
Effective March 15, 1988


1. AMENDMENT AND RESTATEMENT. This Plan amends and restates, effective March 15, 1988, The Charles River Laboratories, Inc. Executive Life Insurance/Supplemental Retirement Income Plan (the "Plan") (previously referred to in some prior documents as The Charles River Breeding Laboratories, Inc. Executive Supplemental Insurance Plan). This Plan is the only such plan maintained by Charles River Laboratories, Inc.

2. PURPOSE. Charles River Laboratories, Inc. (the "Company") has adopted this Plan for a select group of management employees in order to (a) attract, retain and motivate qualified management employees, (b) facilitate the retirement of such employees, and
(c) in certain cases, provide survivor income for the beneficiaries of such employees. The Plan is intended to be "a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deterred compensation for a select group of management or highly compensated employees" within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and shall be interpreted and administered to the extent possible in a manner consistent with that intent.

3. ADMINISTRATION. The Plan will be administered by a Committee of not less than three officers or directors of the Company who will be appointed from the Board of Directors of the Company and who will serve at the pleasure of the Board. The Committee will have authority to interpret the provisions of the Plan and decide all questions and settle all disputes which may arise in connection with the Plan, and may establish its own operative and administrative rules and procedures in connection therewith. All interpretations, decisions and determinations made by the Committee will be binding on all persons concerned. No member of the Committee who is a Participant in this Plan may vote or otherwise participate in any decision or act with respect to a matter relating solely to himself (or to himself and his beneficiaries).

4. PARTICIPATION. The Participants in the Plan will be such management employees as may be selected from time to time by the Committee. Each Participant will be designated by the Committee as belonging to either Group A or Group B for purposes of determining the Participant's Vested Percentage under Section 7(c) below. A Participant may be moved from Group B to Group A at the discretion of the Committee, but no Participant shall be moved from Group A to Group B. The Committee may terminate an employee's participation in the Plan (while he is still an employee), but no such action will reduce the Company's obligation to any Participant below the amount to which he would be entitled under the Plan as in effect immediately prior to such action if his employment then terminated.

5.  LIFE INSURANCE BENEFIT.

(a) The Company (or the Trustee, if applicable) will purchase and maintain one or more insurance policies on the life of each Participant which, upon the death of the Participant (and subject to Section 5(b) below), will pay directly to the Participant's beneficiary an amount equal to

(i) in the case of a Participant who dies while employed by the Company, the excess of (A) four times his Current Compensation, over (B) $50,000, and

(ii) in the case of a Participant who dies after his employment with the Company has terminated, the excess of (A) four times his Current Compensation times his Vested Percentage, over (B)
$50,000.

(b) As of the date of a Participant's supplementary retirement income payments under Section 6 below begin (or, in the case of a Participant who is not entitled to receive any supplementary retirement income payments under Section 6, as of the date immediately following the date of such Participant's termination of employment with the Company), (i) the Company's obligations under this Section 5 to purchase and maintain insurance or otherwise provide a death benefit with respect to the Participant shall cease, (ii) the Participant will have no further rights under this Section 5 or under any insurance policy purchased hereunder, and (iii) if the Company (or, if applicable, the Trustee of the Grantor Trust described in Section 7 below) in its discretion decides to continue to maintain any insurance policies on the life of the Participant purchased under this Section 5 beyond the applicable date described above in this Section 5(b), the Company (or, if applicable, the Trustee) and, if required by any such policies, the Participant, shall take all steps necessary to name the Company (or Trustee) as the sole beneficiary of such policies as of such date.

(c) A Participant may designate one or more beneficiaries entitled to receive benefits under this Section 5 in the event of his death on a form satisfactory to the Company and the insurance company or companies issuing the policy or policies on his life hereunder; however, the Participant shall have no other rights or incidence of ownership in any such policy. It is intended that any death benefit payable under an insurance policy purchased under this Section 5 will not be includible in the income of the beneficiary for federal income tax purposes, but that the one year term cost of such life insurance protection, as determined under the applicable provisions of the Internal Revenue Code and the regulations and rulings thereunder, will be includible in the gross income of a Participant while he has the right to name a beneficiary entitled to receive the death benefit.

(d) A Participant shall cooperate fully with the Company in connection with any such policy by submitting to such medical examinations and providing such information as may be required from time to time by the Company or an insurance company.

6.  SUPPLEMENTARY RETIREMENT INCOME AFTER TERMINATION OF
EMPLOYMENT.

(a) A Participant whose employment with the Company terminates for reasons other than death and who survives to the date determined by the Committee for the commencement of benefits under (b) below will be entitled to a monthly supplementary retirement benefit equal to the Participant's Supplementary Formula Amount, minus the Participant's Pension Offset Amount, minus the Participant's Social Security Offset Amount determined as of the month in which the particular payment is to be made,

(b)  supplementary payments to the Participant under this Section
6 will begin on the first day of such month as may be determined by the Committee in its sole discretion, provided that such benefit may commence

(i) no earlier than the first day of the month coinciding with or next following the later of the date the Participant attains age 59 and the date his employment with the Company terminates, and

(ii) no later than the first day of the month coinciding with or next following the later of the date the Participant attains age
65 and the date his employment with the Company terminates.

(c) Once begun, supplementary payments to the Participant under this Section 6 shall be made monthly for the life of the Participant, but in any event for a minimum of 15 years from the date the first payment is made. If the Participant dies prior to the expiration of such 15-year period, his surviving spouse or, if there is no surviving spouse, his designated beneficiary, will receive a monthly amount for the remainder of the 15-year period equal to the monthly amount that would be payable to the Participant under this section 6 if he were still alive on the date payment is to be made to the surviving spouse or other beneficiary. A Participant nay designate a beneficiary entitled to receive benefits under this Section 6 for the balance of the 15-year period in the event there is no surviving spouse, in writing on a form satisfactory to the Company. If, after the death of a Participant during the 15-year period there is no surviving spouse or designated beneficiary, the present value of the monthly supplementary retirement benefits remaining to be paid during the 15-year period, determined using appropriate assumptions used under The Pension Plan as in effect from time to time (or if such plan is not then in effect, using appropriate assumptions then used by the Pension Benefit Guaranty Corporation in determining benefits upon plan termination), shall be paid as soon as practicable to the Participant's estate. Beginning with the first day of the month next following the later of (i) the Participant's death and (ii) the expiration of the 15-year period described above, the surviving spouse (determined as of the date of the Participant's death), if any, of a Participant who was receiving monthly payments under this Section 6 shall receive a monthly amount equal to 50% of the amount that would be payable to the Participant under this Section 6 if he were still alive on the date payment is to be made to the surviving spouse. Such payments to the surviving spouse shall continue each month for the life of the surviving spouse.

7.  CERTAIN DEFINITIONS.  For purposes of this Plan,

(a) A Participant's "Current Compensation" is (i) in the case of a Participant who dies while still employed by the Company, the annual rate of base salary payable to the Participant in the calendar year of his death plus 100% of the target incentive compensation (as determined by the Company pursuant to its incentive compensation plans as in effect from time to time) for the salary grade of the Participant at the time of his death, and
(ii) in the case of a Participant who dies after his employment with the Company has terminated, the amount that would be considered to be his Current Compensation under (i) above if he had died while an employee of the Company on the date his employment otherwise terminated.

(b) A Participant's "Supplementary Formula Amount" is equal to the product of (i) the Participant's Vested Percentage determined as of the date his employment with the Company terminates, (ii) his Average Annual Compensation determined as of the date his employment with the Company terminates, and (iii) his Target Percentage determined as of the first date on which monthly supplementary retirement payments are made to the Participant under Section 6 above.

(c) A Participant's "Vested Percentage" at any point in time is determined according to the applicable schedule below, based on whether he is a member of Group A or Group B and on his years of service with the Company (as such years are computed under The Pension Plan as in effect on the effective date of this restatement):


Years of Service                       Vested Percentage
(Group A)                                  (Group A)

       less than 5                             0%
 5 but less than 6                            50%
 6 but less than 7                            60%
 7 but less than 8                            70%
 8 but less than 9                            80%
 9 but less than 10                           90%
10 or more                                   100%

Years of Service                       Vested Percentage
   (Group B)                               (Group B)

       less than 5                             0%
 5 but less than 6                            25%
 6 but less than 7                            30%
 7 but less than 8                            35%
 8 but less than 9                            40%
 9 but less than 10                           45%
10 but less than 11                           50%
11 but less than 12                           60%
12 but less than 13                           70%
13 but less than 14                           80%
14 but less than 15                           90%
15 or more                                   100%

Notwithstanding the above schedules, however, upon a Change of Control the Vested Percentage of a Participant who is employed by the Company on the date of such Change will be 100%.

(d) A Participant's "Average Annual Compensation" is the average of the amounts shown as wages on copies of Form W-2 which was filed by the Company with the Internal Revenue Service with respect to the Participant for the five consecutive calendar years for which the aggregate wages were higher than for any other five consecutive years.

(e) A Participant's "Target Percentage" is determined according to the following schedule, based on his attained age as of the date that the first monthly supplementary retirement payment is to be made to him in the discretion of the Committee under
Section 6 above:


Attained Age as of                     Target Percentage
Payment Commencement

59 but not 60                                 46%
60 but not 61                                 49%
61 but not 62                                 52%
62 or over                                    55%


(f) A Participant's "Pension Offset Amount" is the amount that would be payable to the Participant under The Pension Plan, beginning on the date monthly supplementary retirement payments to the Participant are to begin under Section 6(b) above, in the form of an annuity which, in the case of a Participant who is married at the time his monthly supplementary retirement payments are to begin, will pay an amount to the Participant for his life and an equal amount to his surviving spouse, if any, for the spouse's life, and in the case of a Participant who is not married at the time his monthly supplementary retirement payments are to begin, will pay an amount for the life of the Participant only. In the event that payments under The Pension Plan actually begin on a date or are paid in a form other than that specified above in this clause (ii), the amount described in this clause
(ii) shall be determined using such appropriate assumptions for actuarial equivalence as are specified in The Pension Plan.

(g)  A Participant's "Social Security Offset Amount" is equal to
(i) in the case of a monthly supplementary retirement payment to be made to a Participant (or surviving spouse or other beneficiary) prior to the date on which the Participant attains (or would have attained) age 62, zero, (ii) in the case of a monthly supplementary retirement payment to be made to a Participant (or surviving spouse or other beneficiary) who has attained (or would have attained) age 62 and whose monthly supplementary retirement payment first began prior to his attaining age 62, 50% of the monthly Social security benefit which the Participant would receive had he begun to receive such Social Security benefit at age 62, and (iii) in the case of a monthly supplementary retirement payment to be made to a Participant (or surviving spouse or other beneficiary) who has (or had) attained age 62 and whose supplementary monthly retirement payments first began on or after the date the Participant attained age 62, 50% of the amount of monthly Social Security benefit that the Participant would receive if he had begun to receive such Social Security benefit on the date the Participant's monthly supplementary retirement payments began.

(h) A "Change of Control" shall mean a change of control as defined in the attached Schedule A hereto which occurs after the effective date of this restatement.

(i)  "The Pension Plan" is the Charles River Laboratories, Inc.
Pension Plan (Restated) as from time to time amended and in effect.

(j) The "Trustee" is the trustee from time to time of the trust described in Section 8 below.

8. NATURE OF CLAIM FOR PAYMENTS. Except as herein provided the Company shall not be required to set aside or segregate any assets of any kind to meet its obligations hereunder. A Participant shall have no right on account of this Plan in or to any specific assets of the Company (other than rights with respect to life insurance policies purchased under Section 5 above). Any right to any payment that a participant may have on account of the Plan shall be those of a general, unsecured creditor of the Company.

The Company may establish a trust of which the Company is treated as the owner under Subpart E of Subchapter J, Chapter 1 of the Internal Revenue Code (a "Grantor Trust"), and may from time to time deposit funds with the trustee of such trust (the "Trustee") to facilitate payment of the benefits provided under the Plan.
In the event the Company establishes such a Grantor Trust with respect to the Plan and, at the time of a Change of Control, such Trust has not been terminated or revoked, within 30 days after such Change of Control the Company shall assign to the Trustee any life insurance policies purchased under Section 5 above which have not already been so assigned, and shall further contribute to such Grantor Trust,

(a) the then present value, determined as hereinafter provided, of all benefits remaining to be paid under the Plan as in effect immediately prior to the Change of Control, including benefits in pay status and benefits that may become payable in the future with respect to Participants and their beneficiaries and any premiums required to purchase and maintain life insurance policies under Section 5 above, less

(b) the value of all assets held in the Trust (using the cash surrender value as the value of any life insurance policy held in the Trust) determined as of the time immediately prior to the time the contribution under this sentence is being made.

The present value of benefits payable in the future shall be determined using appropriate assumptions then used under The Pension Plan as in effect immediately prior to the Change of Control, or if such Plan is not then in effect, appropriate assumptions then used by the Pension Benefit Guaranty Corporation in determining the present value of benefits upon plan termination; provided that a Participant's compensation shall not be projected forward beyond the year of the Change of Control for purposes of determining such present value of benefits.

In the event a Grantor Trust is established and, following a Change of Control, the Company obtains an opinion of counsel acceptable to itself and the Trustee that under existing law the Plan would be deemed "funded" for purposes of Title I of ERISA by reason of the Trust, or that amounts held in the Trust or contributed thereto, or earnings thereon (other than amounts allocable to the one-year term cost of any life insurance purchased under Section 5 above, as determined under the Internal Revenue Code or regulations or rulings thereunder) would be includible in the income of Participants or their beneficiaries prior to distribution from the Grantor Trust, and as a result thereof the Grantor Trust is terminated or revoked, the Company shall promptly assign and deliver to the Participant (or, if the Participant has died, to the persons or persons entitled to receive survivor benefits under Section 6(c) above) any insurance policies then maintained under the Plan with respect to the Participant (including any cash value in excess of the death benefit under such policies), and distribute to the Participant (or, if applicable, such other person or persons entitled to receive survivor benefits) an amount of cash equal to the amount, if any, by which the then cash value of such insurance policies is less than the then present value of the monthly supplementary retirement benefits remaining to be paid with respect to the Participant under this Plan. Present values under this paragraph shall be determined using appropriate assumptions used under The Pension Plan as in effect immediately prior to the Change of Control, or, if such Plan is not then in effect, the appropriate assumptions then used by the Pension Benefit Guaranty Corporation in determining the present value of benefits upon plan termination.

In all events, the Company shall remain ultimately liable for the benefits payable under this Plan, and to the extent the assets at the disposal of the Trustee are insufficient to enable the Trustee to maintain any insurance policy or pay any retirement or survivor benefit hereunder, the Company shall pay any and all such premiums and any and all such retirement and survivor benefits necessary to meet its obligations under the Plan.

9. ASSIGNMENT. The interest hereunder of any Participant or beneficiary (including a surviving spouse) will not be alienable by the Participant or beneficiary by assignment or any other method and will not be subject to be taken by his creditors by any process whatsoever, and any attempt to cause such interest to be so subjected will not be recognized, except to such extent as may be required by law.

The obligations of the Company hereunder shall be binding on its successors or assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets.

10. NO CONTRACT OF EMPLOYMENT. The Plan will not be deemed to constitute a contract of employment between the Company and any Participant, or to be consideration for the employment of any Participant. The Plan will not be deemed to give any Participant the right to be retained in the employ of the Company to discharge any participant at any time.

11. AMENDMENT. The Plan (including the attached Schedule A) may be altered, amended or revoked in writing by the Company at any time, but no such action may reduce the Company's obligation with respect to a Participant who is then still employed by the Company below the amount to which he would be entitled under the Plan as in effect immediately prior to such action if his employment then terminated, and no such action may reduce the Company's obligation with respect to a Participant whose employment with the Company has already then terminated.

12. GOVERNING LAW. This Plan shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts to the extent not preempted by federal law.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this amended and restated Plan, this 15th day of March, 1988.


                                 CHARLES RIVER LABORATORIES, INC.


                                 By: /s/ John Thomas


SCHEDULE A

CHANGE OF CONTROL DEFINITION

"Change of Control" shall mean the occurrence of any one of the following events:

  (a) there occurs a change of control of a Target of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K purusant to Section 13 or 15(d) of the Securities Exchange
Act of 1934 (the "Exchange Act") or in any other filing under the Exchange Act; or

  (b) any Person becomes the owner of 25% or more of a Target's Common Stock and thereafter individuals who were not directors of a Target prior to the date such Person became a 25% owner are elected as directors pursuant to an arragement or understanding with, or upon the request of or nomination by, such Person and constitute at least 25% of a Target's Board of Directors; or

  (c) there occurs any solicitation or series of solicitations of proxies by or on behalf of any Person other than a Target's Board of Directors and thereafter individuals who were not directors of a Target prior to the commencement of such solicitation or series of solicitations are elected as directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at least 25% of a Target's Board of Directors; or

  (d) a Target executes an agreement of acquisition, merger or consolidation which contemplates that (i) after the effective date provided for in the agreement, all or substantially all of the business and/or assets of a Target shall be owned, leased or otherwise controlled by another corporation or other entity and (ii) individuals who are directors of a Target when such agreement is executed shall not constitute a majority of the board of directors of the survivor or successor company immediately after the effective date provided for in such agreement; provided, however, for purposes of this paragraph (d) that if such agreement requires as a condition precedent approval by a Target's shareholders of the agreement or transaction, a Change of Control shall not be deemed to have taken place unless and until such approval is secured (but upon any such approval, a Change of Control shall be deemed to have occurred on the date of execution of such agreement).

For purposes of the above definition:

"Common Stock" shall mean the then outstanding Common Stock of a Target plus, for purposes of determining the stock ownership of any Person, the number of unissued shares of Common Stock which such Person has the right to acquire (whether such right is excersisable immediately or only after the passage of time) upon the exercise of conversion rights, exchange rights, warrants or options or otherwise. Notwithstanding the foregoing, the term Common Stock shall not include shares of Preferred Stock or convertible debt or options or warrants to acquire shares of Common Stock (including any shares of Common Stock issued or issuable upon the conversion or exercise thereof) to the extent that the Board of Directors of a Target shall expressly so determine in any future transaction or transactions.

A Person shall be deemed to be the "owner" of any Common Stock:

  (a) of which such Person would be the "beneficial owner" as such term is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission (the "Commission") under the Exchange Act; or

  (b) of which such Person would be the "beneficial owner" as such term is defined under Section 16 of the Exchange Act and the rules of the Commission promulgated thereunder; or

  (c) which such Person or any of its Affiliates or Associates (as such terms are defined in Rule 12B-2 promulgated by the Commission under the Exchange Act) has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise.

"Person" shall have the meaning used in Section 13(d) of the Exchange
Act.

"Target" shall mean Charles River Laboratories, Inc. or Bausch & Lomb Incorporated.